Exhibit 5.1

July 29, 2021

Kimbell Tiger Acquisition Corporation
777 Taylor St.
Fort Worth, Texas 76102

Ladies and Gentlemen:

We have acted as counsel to Kimbell Tiger Acquisition Corporation, a corporation organized under the laws of Delaware (the “Company”), in connection with the preparation and filing by the Company with the Securities and Exchange Commission (the “Commission”) of a registration statement on Form S-1 (as amended, the “Registration Statement”) and the related prospectus relating to the registration under the Securities Act of 1933, as amended (the “Securities Act”), of the offer and sale by the Company of 23,000,000 units of the Company, including up to 3,000,000 units which may be purchased from the Company upon the exercise of the over-allotment option to purchase additional units set forth in the Underwriting Agreement (as defined below) (collectively, the “Units”), with each Unit consisting of one share of the Company’s Class A common stock, par value $0.0001 per share (the “Common Stock”), and one-half of one redeemable warrant (each, a “Warrant”), each whole Warrant entitling the holder to purchase one share of Common Stock.

This opinion letter is rendered in accordance with the requirements of Item 601(b)(5) of Regulation S–K under the Securities Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement or related prospectus, any prospectus filed pursuant to Rule 424(b) with respect thereto, other than as expressly stated herein with respect to the issue of the Units.

In connection with our opinions expressed below, we have examined originals or copies certified or otherwise identified to our satisfaction of the following documents and such other documents, corporate records, certificates and other statements of government officials and corporate officers of the Company as we deemed necessary for the purposes of the opinions set forth in this opinion letter:

(a)	the Registration Statement;

(b)	the form of underwriting agreement to be entered into between the Company, Opco (as defined below) and the representative on behalf of each of the several underwriters named in Schedule 1 thereto, filed as Exhibit 1.1 to the Registration Statement (the “Underwriting Agreement”);

(c)	the form of Unit certificate, filed as Exhibit 4.1 to the Registration Statement;

(d)	the form of Common Stock certificate, filed as Exhibit 4.2 to the Registration Statement;

(e)	the form of Warrant certificate, filed as Exhibit 4.3 to the Registration Statement;

(f)	the form of Warrant Agreement to be entered into by and between the Company and Continental Stock Transfer & Trust Company, as warrant agent (the “Warrant Agent”), pursuant to which the Warrants will be issued (the “Warrant Agreement”), filed as Exhibit 4.4 to the Registration Statement;

(g)	a copy of the Certificate of Incorporation of the Company, certified by the Secretary of State of the State of Delaware on April 9, 2021, and a copy of the Certificate of Amendment of Certificate of Incorporation, certified by the Secretary of State of the State of Delaware on April 26, 2021;

(h)	the Amended and Restated Certificate of Incorporation of the Company to be in effect immediately prior to the consummation of the offering of the Units, a form of which is filed as Exhibit 3.3 to the Registration Statement (the “Amended Certificate of Incorporation”);

(i)	a copy of the Bylaws of the Company as in effect on July 29, 2021, certified by the Secretary of the Company;

(j)	the form of Amended and Restated Limited Liability Company Agreement of Kimbell Tiger Operating Company, LLC, a Delaware limited liability company (the “Opco”), filed as Exhibit 10.10 to the Registration Statement;

(k)	a copy of Resolutions of the Board of Directors of the Company adopted on May 11, 2021 certified by the Secretary of the Company; and

(l)	a copy of a certificate of the Delaware Secretary of State, dated July 29, 2021, certifying the existence and good standing of the Company under the laws of the State of Delaware.

We have relied, to the extent we deem such reliance proper, upon such certificates or comparable documents of officers and representatives of the Company and Opco and of public officials and upon statements and information furnished by officers and representatives of the Company and Opco with respect to the accuracy of material factual matters contained therein which were not independently established by us. In rendering the opinions expressed below, we have assumed, without independent investigation or verification of any kind, the genuineness of all signatures on documents we have reviewed, the legal capacity and competency of all natural persons signing all such documents, the authenticity and completeness of all documents submitted to us as originals, the conformity to authentic, complete original documents of all documents submitted to us as copies, the truthfulness, completeness and correctness of all factual representations and statements contained in all documents we have reviewed, the accuracy and completeness of all public records examined by us, and the accuracy of all statements in certificates of officers of the Company and Opco that we reviewed.

Based upon the foregoing assumptions and the assumptions set forth below, and subject to the qualifications and limitations stated herein, having considered such questions of law as we have deemed necessary as a basis for the opinions expressed below, we are of the opinion that:

1.	When the Registration Statement becomes effective under the Securities Act and the Units have been issued and delivered by the Company pursuant to the Underwriting Agreement against the payment of the consideration set forth in the Underwriting Agreement, assuming the due authorization, execution and delivery of the Units by Continental Stock Transfer & Trust Company, as transfer agent, the Units will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, subject to (i) applicable bankruptcy, insolvency, receivership, conservatorship, liquidation, reorganization, moratorium, fraudulent transfer and other laws affecting the enforcement of creditors’ rights generally, and (ii) the application of general principles of equity (whether applied by a court in equity or at law).

2.	When the Registration Statement becomes effective under the Securities Act, the Amended Certificate of Incorporation has been filed with the Secretary of State of the State of Delaware and the shares of Common Stock included in the Units have been delivered by the Company pursuant to the Underwriting Agreement against the payment of the consideration set forth in the Underwriting Agreement, the shares of Common Stock will be validly issued, fully paid and nonassessable.

3.	When the Registration Statement becomes effective under the Securities Act and the Warrants included in the Units have been delivered by the Company pursuant to the Underwriting Agreement against the payment of the consideration set forth in the Underwriting Agreement, assuming the due authorization, execution and delivery of the Warrants by the Warrant Agent, the Warrants will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, subject to (i) applicable bankruptcy, insolvency, receivership, conservatorship, liquidation, reorganization, moratorium, fraudulent transfer and other laws affecting the enforcement of creditors’ rights generally, and (ii) the application of general principles of equity (whether applied by a court of law in equity or at law).

4.	When the Underwriting Agreement and the Warrant Agreement have been duly executed and delivered by the respective parties thereto and the Warrants have been duly executed by the Company and duly countersigned by the Warrant Agent in accordance with the terms of the Warrant Agreement and delivered to and paid for by the Underwriters pursuant to the terms of the Underwriting Agreement, the Common Stock issuable upon exercise of such Warrants will be duly authorized, validly issued, fully paid and non-assessable.

The opinions expressed above are limited to questions arising under the laws of the State of New York and the Delaware General Corporation Law. We do not express any opinion as to the laws of any other jurisdiction.

This opinion letter is for your benefit in connection with the Registration Statement and may be relied upon by you and by persons entitled to rely upon it pursuant to the applicable provisions of the Securities Act. This opinion letter is provided solely in connection with the distribution of the Units pursuant to the Registration Statement and is not to be relied upon for any other purpose.

The opinion expressed above is as of the date hereof only, and we express no opinion as to, and assume no responsibility for, the effect of any fact or circumstance occurring, or of which we learn, subsequent to the date of this opinion letter, including, without limitation, legislative and other changes in the law or changes in circumstances affecting any party. We assume no responsibility to update this opinion letter for, or to advise you of, any such facts or circumstances of which we become aware, regardless of whether or not they affect the opinions expressed in this opinion letter.

We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement and to the reference to our firm as counsel for the Company that has passed on the validity of the Units, Common Stock and Warrants appearing under the caption “Legal Matters” in the prospectus forming part of the Registration Statement or any prospectus filed pursuant to Rule 424(b) with respect thereto. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ White & Case LLP
White & Case LLP

JR:AJE:SB:DN:RC

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